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Exhibit 23.2

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Sonic Foundry, Inc. 2001 Deferred Compensation Plan of our report dated November 10, 2000, with respect to the financial statements of Sonic Foundry, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                                           /S/ Ernst & Young LLP

Milwaukee, Wisconsin
November 19, 2001